Exhibit 10.4

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

CALAVO GROWERS, INC.

2020 EQUITY INCENTIVE PLAN

Calavo Growers, Inc. (the “Company”), pursuant to its 2020 Equity Incentive Plan (the “Plan”), hereby grants to the Participant named below a Restricted Stock Unit Award (the “Award”) for the number of restricted stock units (“Restricted Stock Units”) set forth below. The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Award Grant Notice (this “Grant Notice”) and in the attached Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) and the Plan, both of which are incorporated herein by reference. Capitalized terms used but not defined in this Grant Notice shall have the meanings set forth in the RSU Award Agreement or the Plan, as applicable.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:	[•]

Vesting Schedule:

100% of the Restricted Stock Units are subject to vesting as of the Vesting Commencement Date above. On the date one year from the Vesting Commencement Date, 1/3 of the Restricted Stock Units shall vest and become nonforfeitable; on the date two years from the Vesting Commencement Date, an additional 1/3 of the Restricted Stock Units shall vest and become nonforfeitable; and on the date three years from the Vesting Commencement Date, the remaining 1/3 of the Restricted Stock Units shall vest and become nonforfeitable; provided in each case that the Participant’s Continuous Service has not terminated prior to any such date.

Subject to Section 2 of the RSU Award Agreement, if the Participant’s Continuous Service terminates for any reason prior to any of the dates described in the preceding paragraph, vesting shall cease on such termination date and the Restricted Stock Units that were not vested on the date of such termination shall be cancelled and the Participant shall have no further right, title or interest in or to such Restricted Stock Units or the shares of Common Stock to be issued in respect of the Restricted Stock Units.

Issuance Schedule:	Subject to any Capitalization Adjustment, one share of Common Stock shall be issued for each Restricted Stock Unit that vests in accordance with the vesting schedule above.

Additional Terms/Acknowledgements: The Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the RSU Award Agreement and the Plan. The Participant further acknowledges that, as of the Date of Grant, this Grant Notice, the RSU Award Agreement, the Plan and the Participant’s written employment agreement (if any) with the

Company set forth the entire understanding between the Participant and the Company regarding the Restricted Stock Units and supersede all prior oral and written agreements regarding the Restricted Stock Units. The Participant agrees to be bound by, and to comply with, all provisions of this Grant Notice, the RSU Award Agreement and the Plan, and the Participant agrees to accept as final, binding and conclusive all determinations, interpretations and constructions made by the Plan’s Administrator regarding this Grant Notice, the RSU Award Agreement and the Plan.

Other Terms, If Applicable:  ____________________________________________________

CALAVO GROWERS, INC.		PARTICIPANT:

By:
	Name:	Signature
Title:
Date:

Attachments: Restricted Stock Unit Award Agreement

2

ATTACHMENT

RESTRICTED STOCK UNIT AWARD AGREEMENT

CALAVO GROWERS, INC.

2020 EQUITY INCENTIVE PLAN

Pursuant to the attached Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), Calavo Growers, Inc. (the “Company”) has granted you a Restricted Stock Unit Award (the “Award”) under its 2020 Equity Incentive Plan (the “Plan”) for the number of restricted stock units (“Restricted Stock Units”) indicated in the Grant Notice.

The Restricted Stock Units are subject to the terms set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference.

Capitalized terms not expressly defined in this Agreement or the Grant Notice but defined in the Plan shall have the same definitions as are set forth in the Plan.

The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.GRANT OF THE AWARD. Your Award represents the right to be issued on a future date one share of Common Stock (subject to any adjustment under Section 3 below) for each Restricted Stock Unit that vests in accordance with the Grant Notice and this Agreement. As of the Date of Grant, the Company shall credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Stock Units subject to your Award. Your Award was granted in consideration of services provided by you to the Company and for other good and valuable consideration, and vesting of the Restricted Stock Units is subject to your provision of Continuous Service after the Date of Grant on the terms and conditions set forth in the Grant Notice and this Agreement.

2.VESTING; CHANGE IN CONTROL. Subject to the limitations contained in this Agreement and unless otherwise provided in a written employment agreement between you and the Company, your Award shall vest, if at all, in accordance with the vesting schedule set forth in the Grant Notice. Unless otherwise provided in a written employment agreement between you and the Company, vesting shall cease upon the termination of your Continuous Service and the Restricted Stock Units credited to the Account that were not vested on the date of such termination shall be cancelled and you shall have no further right, title or interest in or to such Restricted Stock Units or the shares of Common Stock to be issued in respect of the Restricted Stock Units. Your Restricted Stock Units may fully vest upon the occurrence of a Change in Control in accordance with the provisions of Section 9(c) of the Plan.

3.CAPITALIZATION ADJUSTMENTS. The number of Restricted Stock Units issuable is subject to the adjustment from time to time for Capitalization Adjustments as provided in the Plan. Any additional Restricted Stock Units or shares of Common Stock that become subject to your Award pursuant to this Section 3 shall be subject, in a manner determined by the Company, to the same vesting restrictions, restrictions on transfer, and time and manner of delivery as applicable to the other Restricted Stock Units and shares of Common Stock covered by your Award. Notwithstanding the provisions of this Section 3, no fractional share or right for a fractional share of Common Stock shall be created pursuant to this Section 3. Any fraction of a share shall be rounded down to the nearest whole share.

4.SECURITIES LAW COMPLIANCE. You shall not be issued any shares of Common Stock under your Award unless the issuance of the shares of Common Stock issuable in respect of your Award is (a) then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing your Award, and you shall not receive such shares of Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.TRANSFER RESTRICTIONS. Prior to the date that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of your Award or the shares of Common Stock issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not pledge shares of Common Stock that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein shall lapse upon delivery to you of shares of Common Stock in respect of your vested Restricted Stock Units.

(a)Death. Your Award and the shares of Common Stock issuable in respect of your Award are transferable by the laws of descent and distribution. At your death, vesting of your Award shall cease and your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, any shares of Common Stock or other consideration issuable in respect of your Award that vested but were not issued before your death.

(b)Domestic Relations Orders. Upon receiving written permission from the Company, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of shares of Common Stock or other consideration hereunder pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of your Award with the Company prior to finalizing the domestic relations order to verify that you may make such transfer and, if so, to help ensure the required information is contained within the domestic relations order.

6.DATE OF ISSUANCE OF COMMON STOCK. Subject to the satisfaction of the tax withholding obligation set forth in Section 11 of this Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you one share of Common Stock (subject to any adjustment under Section 3 above) for each Restricted Stock Unit that vests on the applicable vesting date. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.” If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

7.DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that the preceding limitation does not apply to any shares of Common Stock after such shares have been issued and delivered to you in connection with your Award following the vesting of the Restricted Stock Units.

8.RESTRICTIVE LEGENDS. The shares of Common Stock issued in respect of your Award shall be endorsed with any appropriate securities law legends as determined by the Company.

9.MINIMUM SHARE OWNERSHIP POLICY AND OTHER COMPANY POLICIES. You agree to comply with any policy that the Company may adopt or amend from time to time regarding minimum Common Stock ownership requirements applicable to the Company’s Officers and/or Directors. You also agree to comply with all other applicable Company policies that the Company may adopt or amend from time to time, including, without limitation, the Company’s Insider Trading Policy and any Company clawback, recovery or recoupment policy described in Section 8(i) of the Plan pertaining to compensation received by the Company’s Employees.

10.AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, Directors, Officers or Employees to continue any relationship that you might have as an Employee, Consultant or Director of the Company or an Affiliate.

11.WITHHOLDING OBLIGATION.

(a)On each vesting date, and on or before the time you receive a distribution of the shares of Common Stock with respect to your Restricted Stock Units, and at any other time as requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding with respect to the shares of Common Stock issuable to you (including, without limitation, by the Company’s deduction of such required withholding from compensation and other amounts payable to you by the Company), and you otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate that arise in connection with your Award. The Company shall not be obligated to issue shares of Common Stock to you with respect to your Restricted Stock Units unless and until you have satisfied in full all federal, state, local and foreign tax withholding obligations.

(b)Upon your request and subject to approval by the Company, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, (1) the Company may withhold from fully vested shares of Common Stock otherwise issuable to you with respect to your Restricted Stock Units a number of whole shares of Common Stock having a Fair Market Value, as determined by the Company, not in excess of the minimum amount of tax required to be withheld by law, or (2) the Company may permit you to enter into a “same day sale” commitment with a broker-dealer acceptable to the Company pursuant to which you irrevocably elect to sell a portion of such fully vested shares of Common Stock sufficient to pay all or a portion of such required withholding taxes and the broker-dealer irrevocably agrees to deliver to the Company the funds that will be applied to the payment of such withholding taxes. Any adverse consequences to you arising in connection with such share withholding or sale procedure shall be your sole responsibility.

(c)The Company’s withholding obligations may be satisfied by any combination of the Company’s withholding or your form of payment made pursuant to this Section 11.

(d)You are ultimately liable and responsible for all taxes owed in connection with the Restricted Stock Units and the shares of Common Stock that are issuable with respect to the Restricted Stock Units, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with such Restricted Stock Units and shares. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the Award.

12.TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the grant or vesting of your Award or from your other compensation. You represent to the Company that you have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

13.UNSECURED OBLIGATION; SHAREHOLDER RIGHTS. Your Award is unfunded, and as the holder of your Award you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Common Stock or other property pursuant to this Agreement. You shall not have voting, dividend or any other rights of a shareholder of the Company with respect to the shares of Common Stock issuable in respect of the Restricted Stock Units until such shares have been issued and delivered to you pursuant to this Agreement following the vesting of the Restricted Stock Units. Upon such issuance and delivery, you shall obtain full voting, dividend and other rights as a shareholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

14.NOTICES. Any notices provided for in your Award, this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any notices or documents related to your Award, this Agreement or the Plan by electronic means (including email). You hereby consent to receive such notices and documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.APPLICABILITY OF THE PLAN. Your Award and this Agreement are subject to all of the provisions of the Plan, the provisions of which are hereby made a part of your Award and are further subject to all interpretations and amendments of the Plan which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

16.SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement or the Plan (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of your Award subject to this Agreement shall not be included as compensation, earnings, salaries or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its right to amend, modify or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18.AMENDMENT. This Agreement may not be modified or amended except by an instrument in writing, signed by a duly authorized representative of the Company, provided that no such amendment materially adversely affecting your rights hereunder may be made without your written consent. However, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of your Award which is then subject to restrictions as provided herein.

19.COMPLIANCE WITH SECTION 409A OF THE CODE. Your Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to, by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that your Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, your Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that your Award is deferred compensation subject to Section 409A and you are a “specified employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (as defined in Section 409A), then the issuance of any shares of Common Stock that would otherwise be made upon the date of your separation from service or within the first six months thereafter shall not be made on the originally scheduled date and shall instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of such shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of such shares is necessary to avoid the imposition of adverse taxation on you in respect of such shares under Section 409A of the Code. Each installment of shares of Common Stock that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

20.MISCELLANEOUS.

(a)The Company may assign any of its rights under the Grant Notice, this Agreement and the Plan to one or more assignees, and all covenants contained in the Grant Notice, this Agreement and the Plan shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. All obligations of the Company under the Grant Notice, this Agreement and the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)You acknowledge and agree that you have reviewed this Agreement, the Grant Notice and the Plan in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)This Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)The laws of the State of California shall govern all questions concerning the interpretation, validity, administration, performance and enforcement of the Grant Notice, this Agreement and the Plan, without regard to that state’s conflict of law rules.